                                     BYLAWS

                                       OF

                         METLIFE INSURANCE COMPANY USA

                     --------------------------------------

                                   ARTICLE I

                            Meetings of Stockholders
                            ------------------------

          Section 1.1. Annual Meetings. If required by applicable law, an
                       ---------------
annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors, Action to elect the directors or to transact any other business properly transacted at the annual meeting action may be taken by written consent of the stockholders in lieu of an annual meeting of stockholders, in accordance with applicable law and Section 1.10 hereof.

          Section 1.2. Special Meetings. Special meetings of stockholders for
                       ----------------
any purpose or purposes may be called at any time by the Chief Executive Officer (or, in the event of such Chief Executive Officer's disability, by the President or by the Chief Financial Officer) or by the Board of Directors, and such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

          Section 1.3. Notice of Meetings. Whenever stockholders are required
                       ------------------
or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation. If such notice is given by electronic transmission, it will be deemed given: (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; or (b) if by posting on an electronic network with separate notice to the stockholder of such specific posting, upon the later of
(i) such posting and (ii) the giving of such separate notice; or (c) if by other means of electronic transmission, at the time specified in the applicable provisions of the General Corporation Law of the State of Delaware.

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          Section 1.4. Adjournments. Any meeting of stockholders, annual or
                       ------------
special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

          Section 1.5. Quorum. Except as otherwise provided by law, the
                       ------
certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

          Section 1.6. Organization. Meetings of stockholders shall be presided
                       ------------
over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

          Section 1.7. Voting; Proxies. Except as otherwise provided by or
                       ---------------
pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes

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cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

          Section 1.8. Fixing Date for Determination of Stockholders of Record.
                       -------------------------------------------------------

          (a) In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

          (b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (c) Unless otherwise restricted by the certificate of incorporation, in order that the corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in

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accordance with applicable law, and (ii) if prior action by the Board of
Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          Section 1.9. List of Stockholders Entitled to Vote. The officer who
                       -------------------------------------
has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.

          Section 1.10. Action By Written Consent of Stockholders. Unless
                        -----------------------------------------
otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

          Section 1.11. Inspectors of Election. The corporation may, and shall
                        ----------------------
if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the

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meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors or appointed so designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

          Section 1.12. Conduct of Meetings. The date and time of the opening
                        -------------------
and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safely of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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                                   ARTICLE II

                               Board of Directors
                               ------------------

          Section 2.1. Number; Qualifications. The Board of Directors shall
                       ----------------------
consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

          Section 2.2. Election; Resignation: Vacancies. The Board of Directors
                       --------------------------------
shall initially consist of the persons named as directors in the certificate of incorporation or elected by the incorporator of the corporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his or her successor is duly elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her successor is duly elected and qualified, subject to such director's earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the corporation. Unless otherwise provided by law or the certificate of incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

          Section 2.3. Regular Meetings. Regular meetings of the Board of
                       ----------------
Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine. Notice of regular meetings of the Board of Directors need not be given prior to such meeting.

          Section 2.4. Special Meetings. Special meetings of the Board of
                       ----------------
Directors may be held at any time or place within or without the State of Delaware whenever called by the Chief Executive Officer, the President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

          Section 2.5. Telephonic Meetings Permitted. Members of the Board of
                       -----------------------------
Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

          Section 2.6. Quorum; Vote Required for Action. At all meetings of the
                       --------------------------------
Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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          Section 2.7. Organization. Meetings of the Board of Directors shall
                       ------------
be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in their absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

          Section 2.8. Action by Unanimous Consent of Directors. Unless
                       ----------------------------------------
otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

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                                     ARTICLE III

                                     Committees
                                     ----------

          Section 3.1. Committees. The Board of Directors shall designate an
                       ----------
Audit Committee, and may designate one or more additional committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

          Section 3.2. Committee Rules. Unless the Board of Directors otherwise
                       ---------------
provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

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


                                   ARTICLE IV

                                    Officers
                                    --------

          Section 4.1. Officers: Election; Qualifications; Term of Office;
                       --------------------------------------------------
Resignation; Removal; Vacancies. The Board of Directors shall elect a Chief
-------------------------------
Executive Officer, President, Treasurer, and Secretary, and it may, if it so determines, choose a Chairperson of the Board and a Vice Chairperson of the Board from among its members. The Board of Directors or, subject to any limitations imposed by the Board of Directors, the Chief Executive Officer may also elect one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers and such other officers as either shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removaI or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

          Section 4.2. Powers and Duties of Officers. Subject to the control of
                       -----------------------------
the Board of Directors and to the extent not otherwise provided by these bylaws, the Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board of Directors, shall manage the business of the corporation and shall possess such other powers and perform such other duties as may be incident to the office of chief executive officer. The other officers of the corporation shall have such powers and duties in the management of the corporation as are authorized by these bylaws, provided in a resolution by the Board of Directors, authorized by the Chief Executive Officer, or, to the extent not so provided, as generally pertain to their respective offices, in each case subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

          Section 4.3. Instruments. Unless otherwise provided by resolution
                       -----------
adopted by the Board of Directors, any officer of the corporation, or any employee or agent of the corporation designated for the purpose by the Board of Directors or the Chief Executive Officer, shall have power to execute all instruments in writing necessary or desirable for the corporation to execute in the transaction and management of its business and affairs (including, without limitation, contracts and agreements, transfers of bonds, stocks, notes and other securities, proxies, powers of attorney, deeds, leases, releases, satisfactions and instruments entitled to be recorded in any jurisdiction, authorizations for the disposition of the funds of the corporation deposited in its name and policies, contracts, agreements, amendments and endorsements of, for or in connection with insurance or annuities).

          Section 4.4. Appointing Attorneys and Agents; Voting Securities of
                       -----------------------------------------------------
Other Entities. Unless otherwise provided by resolution adopted by the Board of
--------------
Directors, the Chairperson of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock

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or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.4 which may be delegated to an attorney or agent of the corporation may also be exercised directly by the Chairperson of the Board, the President or the Vice President.


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                                   ARTICLE V

                                     Stock
                                     -----

          Section 5.1. Certificates. The shares of the corporation shall be
                       ------------
represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by the Chairperson or Vice Chairperson of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by such holder in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

          Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of
                       ---------------------------------------------------------
New Certificates. The corporation may issue a new certificate of stock in the
----------------
place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

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                                   ARTICLE VI

                  Indemnification and Advancement of Expenses
                  -------------------------------------------

          Section 6.1. Right to indemnification. The corporation shall indemnify
                       ------------------------
and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person, other than an employee of the corporation or of any affiliate of the corporation (a "Covered Person"), who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director of the corporation, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Nolwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation.

          Section 6.2. Advancement of Expenses. The corporation may to the
                       -----------------------
fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

          Section 6.3. Claims. If a claim for indemnification under this Article
                       ------
VI (following the final disposition of such proceeding) is not paid in full within sixty days after the corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses that has been granted under this Article VI is not paid in full within thirty days after the corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

          Section 6.4. Nonexclusivity of Rights. The rights conferred on any
                       ------------------------
Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 6.5. Other Sources. The corporation's obligation, if any, to
                       -------------
indemnify or to advance expenses to any Covered Person shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from any other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

          Section 6.6. Amendment or Repeal. Any right to indemnification or to
                       -------------------
advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

          Section 6.7. Other Indemnification and Advancement of Expenses. This
                       -------------------------------------------------
Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

                                  ARTICLE VII

                                 Miscellaneous
                                 --------------

          Section 7.1. Fiscal Year. The fiscal year of the corporation shall be
                       -----------
determined by resolution of the Board of Directors.

          Section 7.2. Seal. The corporate seal shall have the name of the
                       ----
corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

          Section 7.3. Manner of Notice. Except as otherwise provided herein or
                       ----------------
permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the certificate of incorporation, or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 7.3, shall be deemed to have consented to receiving such single written notice. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

          Section 7.4. Waiver of Notice of Meetings of Stockholders, Directors
                       -------------------------------------------------------
and Committees. Any waiver of notice, given by the person entitled to notice,
--------------
whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

          Section 7.5. Form of Records. Any records maintained by the
                       ---------------
corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

          Section 7.6. Amendment of Bylaws. Except as otherwise provided by law,
                       -------------------
these bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors or by the stockholders of the corporation.

          Section 7.7. Principal Place of Business. The principal place of
                       ---------------------------
business of the corporation shall be at such location as the Board of Directors may designate from time to time.

          Section 7.8. Emergency Board of Directors. Notwithstanding any
                       ----------------------------
different provision in the law, the certificate of incorporation of the corporation or these bylaws, in the event of any emergency (herein defined as (i) an emergency resulting from an attack on the United States or on a locality in which the Corporation conducts business or customarily holds meetings of its Board of Directors, (ii) any nuclear, enemy or terrorist attack, or (iii) the existence of any other catastrophe, disaster or other similar emergency condition), as a result of which emergency a quorum of the Board of Directors cannot readily be convened for action, this bylaw provision shall apply. All the powers and duties vested in the Board of Directors shall vest automatically in an Emergency Board of Directors, which shall consist of all members of the Board of Directors who are readily available and capable of acting. This Emergency Board of Directors shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the corporation. A meeting of the Emergency Board of Directors may be called by any Director. Notice of the time and place of the meeting shall be given by or on behalf of the person calling the meeting to only such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting. Two members in attendance shall constitute a quorum at any meeting of the Emergency Board of Directors. To the extent required to constitute a quorum at any meeting of the board of directors during the emergency, the officers of the corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting. The Emergency Board of Directors shall continue to be vested with the powers and duties of the Board of Directors until such time following the emergency as a quorum of the original members of the Board of Directors prior to such emergency can readily be convened for action.